UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2008

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900

Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On September 30, 2008, Xplore Technologies Corp. (the “Company”), through its wholly owned subsidiary Xplore Technologies Corporation of America, a Delaware corporation (“Borrower”), executed the eighth amendment (the “Eighth Amendment”) to the Loan and Security Agreement dated as of September 15, 2005, as amended, by and between the Borrower and Silicon Valley Bank (“SVB”).

The Eighth Amendment amended the Subordinated Debt requirement to provide that the Borrower must receive at least Two Million Dollars ($2,000,000) in proceeds from the issuance of Subordinated Debt no later than October 21, 2008, and added a provision that limits the aggregate amount of Credit Extensions made to the Borrower under the Loan Documents to not more than $4,500,000 until the Borrower satisfies the $2,000,000 Subordinated Debt requirement.

The Eighth Amendment is filed herewith as Exhibit 10.1.  The foregoing description of the Eighth Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

ITEM 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the description of the Eighth Amendment in Item 1.01 hereof which is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1            Eighth Amendment dated September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2008	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand

Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1    Eighth Amendment dated September 30, 2008.